UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2020

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with Leone Patterson ceasing to serve as the Chief Executive Officer of Adverum Biotechnologies, Inc., Adverum and Ms. Patterson, who continues to serve as Adverum’s President, entered into an Amended and Restated Change in Control and Severance Agreement. On June 23, 2020, Ms. Patterson’s Amended and Restated Change in Control and Severance Agreement was amended to provide that in the event of a Covered Termination that occurs during the period beginning three months prior to, and ending 12 months after, a change of control of Adverum, Ms. Patterson will receive cash severance of 18 months base salary and target bonus, full vesting of her equity awards, and 18 months healthcare premium coverage.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective June 23, 2020, Adverum’s Board of Directors approved an amendment to Adverum’s Amended and Restated Bylaws (the “Bylaws”) to implement a federal forum selection in the Bylaws (the “Bylaw Amendment”). The Bylaw Amendment amends Section 7.13 to add a provision providing that unless Adverum consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and that any person or entity holding, owning or otherwise acquiring any interest in any security of Adverum shall be deemed to have notice of and consented to the provisions of such Section 7.13. There is, however, uncertainty as to whether a court would enforce this provision.

The foregoing summary is qualified in its entirety by reference to the Bylaws, as amended by the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2020, Adverum held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Stockholders who owned Adverum’s common stock at the close of business on April 27, 2020, the record date for the Annual Meeting, were entitled to vote at the 2020 Annual Meeting. As of the record date, 79,973,678 shares of Adverum’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 72,251,393 shares of Adverum’s common stock were voted in person or by proxy for the proposals set forth below, each of which is described in Adverum’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2020 (the “Proxy Statement”).

Proposal No. 1. Election of Directors

Adverum’s stockholders elected the Class III director nominees below to Adverum’s Board of Directors, each to hold office until the 2023 Annual Meeting of Stockholders and his successor is elected and has qualified, or until his earlier death, resignation or removal. The votes were as follows:

	Votes For	Votes Withheld	Broker Non- Votes
Mehdi Gasmi, Ph.D.	61,027,913	3,444,894	7,778,586
Mark Lupher, Ph.D.	58,208,524	6,264,283	7,778,586
Scott M. Whitcup, M.D.	64,437,962	34,845	7,778,586

Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm

Adverum’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for its fiscal year ending December 31, 2020. The votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
72,239,889	2,904	8,600	—

Proposal No. 3. Advisory Vote on Compensation of Named Executive Officers

Adverum’s stockholders approved, on an advisory basis, the compensation of Adverum’s named executive officers as set forth in the Proxy Statement. The votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
63,571,980	747,406	153,421	7,778,586

Proposal No. 4. Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Named Executive Officers

Adverum’s stockholders approved, on an advisory basis, 1 year as the preferred frequency of the stockholders’ advisory approval of the compensation of Adverum’s named executive officers as set forth in the Proxy Statement. The votes were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non- Votes
62,964,367	18,741	1,471,254	18,445	7,778,586

In light of and consistent with the vote of Adverum’s stockholders as to the preferred frequency of stockholder advisory votes on the compensation of Adverum’s named executive officers, on June 23, 2020, Adverum’s Board of Directors resolved to include a stockholder advisory vote on the compensation of Adverum’s named executive officers in its annual meeting proxy materials each year until the next advisory vote on the frequency of stockholder votes on the compensation of Adverum’s named executive officers.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended June 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: June 29, 2020	By:	/s/ Laurent Fischer
Laurent Fischer, Chief Executive Officer